Exhibit 99.1

Bridgewater Bancshares, Inc. Announces Record Fourth Quarter 2018 Earnings

Bridgewater Bancshares, Inc. (Nasdaq: BWB) (the Company), the parent company of Bridgewater Bank (the Bank), today announced net income of $7.8 million for the fourth quarter of 2018, a 132.8% increase over net income of $3.3 million for the fourth quarter of 2017. Net income per diluted common share for the fourth quarter of 2018 was $0.25, a 91.1% increase, compared to $0.13 of net income per diluted common share for the same period in 2017.

The fourth quarter of 2017 included a one-time expense in the amount of $2.0 million related to the enactment of the Tax Cuts and Jobs Act (“Tax Reform”). Excluding the one-time impact of Tax Reform in the fourth quarter of 2017, net income increased 45.4% in the fourth quarter of 2018 over the fourth quarter of 2017.

“2018 was an eventful year beginning with our initial public offering in the first quarter and concluding with record earnings for the year and the fourth quarter,” noted Chairman, Chief Executive Officer, and President, Jerry Baack. “We closed out the year with strong organic loan and deposit growth and continue to be very pleased with credit quality as nonperforming assets have trended to just 0.03% of total assets. As we continue to execute our efficient business model in 2019, we also look to continue strategic investments in talent and technology to best serve our clients.”

Fourth Quarter 2018 Financial Results

		Basic	Diluted		Tangible book
ROA	ROE	Earnings per share	Earnings per share	Efficiency ratio (1)	value per share (1)
1.58%	14.30%	$0.26	$0.25	60.0%	$7.22

(1)	Represents a non-GAAP financial measure. See "Non-GAAP Financial Measures" for further details.

Fourth Quarter 2018 Highlights

•

Annualized return on average assets (ROA) and return on average common equity (ROE) for the fourth quarter of 2018 were 1.58% and 14.30%, respectively, compared to annualized ROA and ROE of 0.83% and 9.73%, respectively, for the fourth quarter of 2017.

•	Net income was $7.8 million for the fourth quarter of 2018 compared to $3.3 million for the fourth quarter of 2017, an increase of 132.8%.

•	Diluted earnings per common share for the fourth quarter of 2018 were $0.25, compared to $0.13 for the fourth quarter of 2017.

•	Nonperforming assets to total assets decreased to 0.03%, compared to 0.11% at December 31, 2017.

•

Adjusted efficiency ratio, a non-GAAP financial measure which excludes the impact of the amortization of tax credit investments from noninterest expense, was 42.1% for the fourth quarter of 2018, compared to 44.1% for the fourth quarter of 2017.

Annual 2018 Highlights

•	ROA and ROE for the year ended December 31, 2018 were 1.51% and 13.87%, respectively, compared to ROA and ROE of 1.16% and 13.18%, respectively, for the year ended December 31, 2017.

•	Net income was $26.9 million for the year ended December 31, 2018 compared to $16.9 million for the year ended December 31, 2017, an increase of 59.4%.

•	Diluted earnings per common share for the year ended December 31, 2018 were $0.91, compared to $0.68 for the year ended December 31, 2017.

•	Gross loans increased $317.8 million to $1.66 billion for the year ended December 31, 2018, compared to $1.35 billion as of December 31, 2017, an increase of 23.6%.

•	Net loan charge-offs as a percent of average loans was 0.00% for the year ended December 31, 2018.

•	Tangible book value per share, a non-GAAP financial measure, increased 33.7%, from $5.40 as of December 31, 2017 to $7.22 as of December 31, 2018.

Key Financial Measures

	As of and for the Three Months Ended			As of and for the Year Ended
	December 31,	December 31,		December 31,	December 31,
	2018	2017		2018	2017
Per Common Share Data (1)
Basic Earnings Per Share	$0.26	$0.14		$0.93	$0.69
Diluted Earnings Per Share	0.25	0.13		0.91	0.68
Book Value Per Share	7.34	5.56
Tangible Book Value Per Share (2)	7.22	5.40
Basic Weighted Average Shares Outstanding	30,072,003	24,636,926		29,001,393	24,604,464
Diluted Weighted Average Shares Outstanding	30,506,824	25,050,152		29,436,214	25,017,690
Shares Outstanding at Period End	30,097,274	24,679,861

Selected Performance Ratios
Return on Average Assets (Annualized)	1.58%	0.83%	(5)	1.51%	1.16%	(5)
Return on Average Common Equity (Annualized)	14.30	9.73	(5)	13.87	13.18	(5)
Return on Average Tangible Common Equity (Annualized) (2)	14.55	10.02		14.15	13.60
Yield on Interest Earning Assets	4.96	4.82		4.88	4.76
Yield on Total Loans, Gross	5.27	5.13		5.23	5.10
Cost of Interest Bearing Liabilities	1.92	1.29		1.65	1.19
Cost of Total Deposits	1.32	0.85		1.12	0.80
Net Interest Margin (3)	3.62	3.88		3.72	3.92
Efficiency Ratio (2)	60.0	56.4		46.5	44.4
Adjusted Efficiency Ratio (4)	42.1	44.1		41.7	41.1
Noninterest Expense to Average Assets (Annualized)	2.25	2.22		1.78	1.76
Loan to Deposit Ratio	106.7	100.6
Core Deposits to Total Deposits	75.8	76.7
Tangible Common Equity to Tangible Assets (2)	11.03	8.26

Capital Ratios (Bank Only)
Tier 1 Leverage Ratio	10.82%	9.83%
Tier 1 Risk-based Capital Ratio	11.63	11.15
Total Risk-based Capital Ratio	12.76	12.37

(1)

Includes shares of common stock and non-voting common stock. On October 25, 2018, the Company exchanged shares of common stock for all of the outstanding shares of non-voting common stock. Following the exchange, no shares of non-voting common stock were outstanding.

(2)	Represents a non-GAAP financial measure. See "Non-GAAP Financial Measures" for further details.
(3)	Amounts calculated on a tax-equivalent basis using the statutory federal tax rate of 21% for 2018 and 35% for 2017.
(4)	Ratio excludes the amortization of tax credit investments and represents a non-GAAP financial measure. See "Non-GAAP Financial Measures" for further details.
(5)

ROA and ROE, excluding a one-time additional expense of $2.0 million related to the revaluation of the deferred tax asset, would have been 1.34% and 15.59%, respectively for the three months ended December 31, 2017 and 1.30% and 14.75%, respectively for the year ended December 31, 2107.

Selected Financial Data

	December 31,	December 31,
(dollars in thousands)	2018	2017	% Change
Selected Balance Sheet Data
Total Assets	$1,973,741	$1,616,612	22.1%
Total Loans, Gross	1,664,931	1,347,113	23.6
Allowance for Loan Losses	20,031	16,502	21.4
Goodwill and Other Intangibles	3,678	3,869	(4.9)

Deposits	1,560,934	1,339,350	16.5
Tangible Common Equity (1)	217,320	133,293	63.0
Total Shareholders' Equity	220,998	137,162	61.1
Average Total Assets - Quarter-to-Date	1,948,909	1,584,721	23.0
Average Common Equity - Quarter-to-Date	215,254	135,875	58.4

(1)	Represents a non-GAAP financial measure. See "Non-GAAP Financial Measures" for further details.

	For the Three Months Ended			For the Year Ended
	December 31,	December 31,		December 31,	December 31,
(dollars in thousands)	2018	2017	% Change	2018	2017	% Change
Selected Income Statement Data
Interest Income	$23,988	$18,576	29.1%	$85,226	$66,346	28.5%
Interest Expense	6,546	3,727	75.6	20,488	12,173	68.3
Net Interest Income	17,442	14,849	17.5	64,738	54,173	19.5
Provision for Loan Losses	800	1,200	(33.3)	3,575	4,175	(14.4)
Net Interest Income after Provision for Loan Losses	16,642	13,649	21.9	61,163	49,998	22.3
Noninterest Income	857	583	47.0	2,543	2,536	0.3
Noninterest Expense	11,040	8,862	24.6	31,562	25,496	23.8
Income Before Income Taxes	6,459	5,370	20.3	32,144	27,038	18.9
Provision (Benefit) for Income Taxes	(1,302)	2,036	(163.9)	5,224	10,149	(48.5)
Net Income	$7,761	$3,334	132.8	$26,920	$16,889	59.4

Income Statement

Net Interest Income

Net interest income was $17.4 million for the fourth quarter of 2018, an increase of $2.6 million, or 17.5%, compared to $14.8 million for the fourth quarter of 2017. The increase in net interest income was largely attributable to growth in average interest earning assets, which increased by 23.3% to $1.94 billion for the three months ended December 31, 2018, from $1.57 billion for the three months ended December 31, 2017. This increase in average interest earning assets was primarily due to continued organic growth in the loan portfolio.

Net interest margin (on a fully tax-equivalent basis) for the fourth quarter of 2018 was 3.62%, compared to 3.88% for the fourth quarter of 2017, a decrease of 26 basis points. While net interest margin has benefitted from the repricing of variable-rate loans and the origination of new loans at higher rates, this was offset by increased balances and rates on deposits and borrowings. Furthermore, the new lower statutory federal tax rate reduced the tax equivalent adjustment by five basis points.

Interest income increased $5.4 million, or 29.1%, to $24.0 million for the fourth quarter of 2018, compared to $18.6 million for the fourth quarter of 2017, primarily due to the increase in average loan balances. The yield on interest earning assets (on a fully tax-equivalent basis) rose to 4.96% in the fourth quarter of 2018, compared to  4.82% in the fourth quarter of 2017. Loan interest income and loan fees remain the primary contributing factors to the increase in yield on interest earning assets, driving the aggregate loan yield 14 basis points higher from 5.13% in the fourth quarter of 2017 to 5.27% in the fourth quarter of 2018.

Interest expense increased $2.8 million to $6.5 million for the fourth quarter of 2018, compared to $3.7  million for the fourth quarter of 2017, primarily due to increases in interest rates and average balances of both deposits and borrowings. The cost of interest bearing liabilities increased to 1.92% in the fourth quarter of 2018 from 1.29% in the fourth quarter of 2017 due to higher costs of both deposits and borrowings compared to the fourth quarter of 2017.

A summary of the Company’s average balances, interest yields and rates, and net interest margin for the three months and years ended December 31, 2018 and 2017 is as follows:

Consolidated Average Balances, Interest Yields and Rates

	For the Three Months Ended
	December 31, 2018			December 31, 2017
	Average	Interest	Yield/	Average	Interest	Yield/
	Balance	& Fees	Rate	Balance	& Fees	Rate
(dollars in thousands)
Interest Earning Assets:
Cash Investments	$21,249	$63	1.18%	$21,659	$46	0.84%
Investment Securities:
Taxable Investment Securities	140,858	918	2.59	110,533	551	1.98
Tax-Exempt Investment Securities (1)	114,356	1,196	4.15	123,559	1,517	4.87
Total Investment Securities	255,214	2,114	3.29	234,092	2,068	3.50
Loans (2)	1,654,415	21,978	5.27	1,311,837	16,964	5.13
Federal Home Loan Bank Stock	7,759	83	4.24	4,814	29	2.39
Total Interest Earning Assets	1,938,637	24,238	4.96%	1,572,402	19,107	4.82%
Noninterest Earning Assets	10,272			12,319
Total Assets	$1,948,909			$1,584,721
Interest Bearing Liabilities:
Interest Bearing Transaction Deposits	173,825	197	0.45%	176,068	116	0.26%
Savings and Money Market Deposits	426,185	1,675	1.56	337,027	715	0.84
Time Deposits	301,372	1,633	2.15	290,516	1,148	1.57
Brokered Deposits	265,523	1,614	2.41	216,044	843	1.55
Federal Funds Purchased	50,228	315	2.49	14,391	50	1.38
Notes Payable	15,000	152	4.02	17,000	159	3.71
FHLB Advances	95,467	559	2.32	68,339	295	1.71
Subordinated Debentures	24,621	401	6.46	24,518	401	6.49
Total Interest Bearing Liabilities	1,352,221	6,546	1.92%	1,143,903	3,727	1.29%
Noninterest Bearing Liabilities:
Noninterest Bearing Transaction Deposits	370,792			296,070
Other Noninterest Bearing Liabilities	10,642			8,873
Total Noninterest Bearing Liabilities	381,434			304,943
Shareholders' Equity	215,254			135,875
Total Liabilities and Shareholders' Equity	$1,948,909			$1,584,721
Net Interest Income / Interest Rate Spread		17,692	3.04%		15,380	3.53%
Net Interest Margin (3)			3.62%			3.88%
Taxable Equivalent Adjustment:
Tax-Exempt Investment Securities		(250)			(531)
Net Interest Income		$17,442			$14,849

(1)	Interest income and average rates for tax-exempt investment securities are presented on a tax-equivalent basis, assuming a statutory federal income tax rate of 21% in 2018 and 35% in 2017.
(2)	Average loan balances include nonaccrual loans. Interest income on loans includes amortization of deferred loan fees, net of deferred loan costs.
(3)

Net interest margin includes the tax equivalent adjustment and represents the annualized results of: (i) the difference between interest income on interest earning assets and the interest expense on interest bearing liabilities, divided by (ii) average interest earning assets for the period.

	For the Year Ended
	December 31, 2018			December 31, 2017
	Average	Interest	Yield/	Average	Interest	Yield/
	Balance	& Fees	Rate	Balance	& Fees	Rate
(dollars in thousands)
Interest Earning Assets:
Cash Investments	$22,962	$250	1.09%	$25,306	$226	0.89%
Investment Securities:
Taxable Investment Securities	129,486	2,878	2.22	102,115	1,892	1.85
Tax-Exempt Investment Securities (1)	116,557	4,830	4.14	130,289	6,289	4.83
Total Investment Securities	246,043	7,708	3.13	232,404	8,181	3.52
Loans (2)	1,491,166	78,033	5.23	1,177,491	60,024	5.10
Federal Home Loan Bank Stock	6,321	249	3.94	4,288	115	2.68
Total Interest Earning Assets	1,766,492	86,240	4.88%	1,439,489	68,546	4.76%
Noninterest Earning Assets	11,100			12,243
Total Assets	$1,777,592			$1,451,732
Interest Bearing Liabilities:
Interest Bearing Transaction Deposits	177,335	635	0.36%	161,454	389	0.24%
Savings and Money Market Deposits	381,318	4,681	1.23	284,641	2,218	0.78
Time Deposits	300,021	5,731	1.91	286,840	4,360	1.52
Brokered Deposits	232,022	4,924	2.12	185,144	2,752	1.49
Federal Funds Purchased	29,671	637	2.15	15,247	169	1.11
Notes Payable	15,750	594	3.77	17,750	656	3.70
FHLB Advances	82,562	1,718	2.08	56,458	880	1.56
Subordinated Debentures	24,582	1,568	6.38	12,253	749	6.11
Total Interest Bearing Liabilities	1,243,261	20,488	1.65%	1,019,787	12,173	1.19%
Noninterest Bearing Liabilities:
Noninterest Bearing Transaction Deposits	330,898			299,232
Other Noninterest Bearing Liabilities	9,350			4,590
Total Noninterest Bearing Liabilities	340,248			303,822
Shareholders' Equity	194,083			128,123
Total Liabilities and Shareholders' Equity	$1,777,592			$1,451,732
Net Interest Income / Interest Rate Spread		65,752	3.23%		56,373	3.57%
Net Interest Margin (3)			3.72%			3.92%
Taxable Equivalent Adjustment:
Tax-Exempt Investment Securities		(1,014)			(2,200)
Net Interest Income		$64,738			$54,173

(1)	Interest income and average rates for tax-exempt investment securities are presented on a tax-equivalent basis, assuming a statutory federal income tax rate of 21% in 2018 and 35% in 2017.
(2)	Average loan balances include nonaccrual loans. Interest income on loans includes amortization of deferred loan fees, net of deferred loan costs.
(3)

Net interest margin includes the tax equivalent adjustment and represents the annualized results of: (i) the difference between interest income on interest earning assets and the interest expense on interest bearing liabilities, divided by (ii) average interest earning assets for the period.

Provision for Loan Losses

The provision for loan losses was $800,000 for the fourth quarter of 2018, a decrease of $400,000 compared to the provision for loan losses of $1.2 million for the fourth quarter of 2017. The provision decreased in the fourth quarter of 2018 primarily due to continued strength in credit quality and lower loan growth in comparison to the fourth quarter of 2017.

A reconciliation of the Company’s allowance for loan losses for the three months and years ended December 31, 2018 and 2017 is as follows:

	Three Months Ended		Year Ended
	December 31,		December 31,
(dollars in thousands)	2018	2017	2018	2017
Balance at Beginning of Period	$18,949	$15,219	$16,502	$12,333
Provision for Loan Losses	800	1,200	3,575	4,175
Charge-offs	(37)	(47)	(421)	(177)
Recoveries	319	130	375	171
Balance at End of Period	$20,031	$16,502	$20,031	$16,502

Noninterest Income

Noninterest income was $857,000 for the fourth quarter of 2018, an increase of $274,000 from $583,000 for the fourth quarter of 2017.

The following table presents the major components of noninterest income for the three month period and year ended December 31, 2018, compared to the three month period and year ended December 31, 2017:

	Three Months Ended			Year Ended
	December 31,		Increase/	December 31,		Increase/
(dollars in thousands)	2018	2017	(Decrease)	2018	2017	(Decrease)
Noninterest Income:
Customer Service Fees	$206	$177	$29	$745	$660	$85
Net Loss on Sales of Securities	(17)	(199)	182	(125)	(250)	125
Net Gain (Loss) on Sales of Foreclosed Assets	—	4	(4)	(225)	356	(581)
Letter of Credit Fees	482	438	44	1,296	1,072	224
Debit Card Interchange Fees	104	97	7	391	390	1
Other Income	82	66	16	461	308	153
Totals	$857	$583	$274	$2,543	$2,536	$7

Noninterest Expense

Noninterest expense was $11.0  million for the fourth quarter of 2018,  an increase of $2.2 million, or 24.6% from $8.9 million for the fourth quarter of 2017. The increase was primarily driven by a $1.0 million increase in salaries and employee benefits as the result of merit increases and increased staff to meet the needs of the Company’s growth and a $1.4 million increase in amortization of tax credit investments. The increase was partially offset by a decrease of $581,000 in professional and consulting fees due to higher expenses incurred in the fourth quarter of 2017 in preparation of the Company’s initial public offering, in comparison to the fourth quarter of 2018.

The following table presents the major components of noninterest expense for the three month period and year ended December 31, 2018, compared to the three month period and year ended December 31, 2017:

	Three Months Ended			Year Ended
	December 31,		Increase/	December 31,		Increase/
(dollars in thousands)	2018	2017	(Decrease)	2018	2017	(Decrease)
Noninterest Expense:
Salaries and Employee Benefits	$5,086	$4,106	$980	$18,620	$14,051	$4,569
Occupancy and Equipment	584	563	21	2,351	2,192	159
FDIC Insurance Assessment	240	245	(5)	915	770	145
Data Processing	145	128	17	470	592	(122)
Professional and Consulting Fees	289	870	(581)	1,125	2,198	(1,073)
Information Technology and Telecommunications	258	333	(75)	932	671	261
Marketing and Advertising	431	247	184	1,342	983	359
Intangible Asset Amortization	48	48	—	191	191	—
Amortization of Tax Credit Investments	3,278	1,916	1,362	3,293	1,916	1,377
Other Expense	681	406	275	2,323	1,932	391
Totals	$11,040	$8,862	$2,178	$31,562	$25,496	$6,066

While the recognition of tax credit investments elevates the level of operating expenses and concurrently the efficiency ratio, it directly reduces income tax expense and the effective tax rate. Consequently, the efficiency ratio, a non-GAAP financial measure, increased to 60.0% for the fourth quarter of 2018, compared to 56.4% for the fourth quarter of 2017 due to amortization of tax credit investments of $3.3 million and $1.9 million, respectively.

Full-time equivalent employees increased from 114 at the end of the fourth quarter of 2017 to 140 at the end of the fourth quarter of 2018. The increase includes key strategic hires, particularly in deposit gathering roles, as the Company continues to capitalize on M&A disruption in its market area. Despite the increase in salaries and employee benefits related to the 26 new hires, the Company experienced a decrease in the adjusted efficiency ratio, a non-GAAP financial measure, due to favorable operating leverage.  The adjusted efficiency ratio, which excludes the impact of the amortization of tax credit investments, decreased slightly to 42.1% for the fourth quarter for 2018 compared to 44.1% for the fourth quarter of 2017.

Income Taxes

The effective combined federal and state income tax rate for the fourth quarter of 2018 was (20.2)%, compared to 37.9% for the fourth quarter of 2017. The lower effective combined rate was primarily due to the recognition of $3.8 million of tax credit investments and reduction in the federal corporate tax rate from 35% to 21%. For the years ended December 31, 2018 and 2017, the effective combined federal and state income tax rate was 16.3% and 37.5%, respectively.

Balance Sheet

Total assets at December 31, 2018 were $1.97 billion, a 4.7% increase from $1.89 billion at September 30, 2018, and a 22.1% increase from $1.62 billion at December 31, 2017. The increase in total assets was primarily due to organic loan growth.

Total gross loans at December 31, 2018 were $1.66 billion, an increase of $65.0 million, or 4.1%, over total gross loans of $1.60 billion at September 30, 2018, and an increase of $317.8 million, or 23.6%, over total gross loans of $1.35 billion at  December 31, 2017.

The following table details the composition of the Company’s loan portfolio, by category, at the dates indicated:

	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2017
(dollars in thousands)
Commercial and Industrial	$260,833	$235,502	$204,072	$199,262	$217,753
Construction and Land Development	210,041	187,919	164,492	147,842	130,586
Real Estate Mortgage:
1 - 4 Family Mortgage	226,773	224,124	213,265	200,573	195,707
Multifamily	407,934	389,511	340,888	332,770	317,872
CRE Owner Occupied	64,458	65,905	65,891	67,512	65,909
CRE Nonowner Occupied	490,632	492,499	470,437	453,498	415,034
Total Real Estate Mortgage Loans	1,189,797	1,172,039	1,090,481	1,054,353	994,522
Consumer and Other	4,260	4,504	4,275	3,963	4,252
Total Loans, Gross	1,664,931	1,599,964	1,463,320	1,405,420	1,347,113
Allowance for Loan Losses	(20,031)	(18,949)	(17,666)	(17,121)	(16,502)
Net Deferred Loan Fees	(4,515)	(4,308)	(4,058)	(4,130)	(4,104)
Total Loans, Net	$1,640,385	$1,576,707	$1,441,596	$1,384,169	$1,326,507

Total deposits at December 31, 2018 were $1.56 billion, an increase of $81.8 million, or 5.5%, over total deposits of $1.48 billion at September 30, 2018, and an increase of $221.6 million, or 16.5%, over total deposits of $1.34 billion at December 31, 2017.

The following table details the composition of the Company’s deposit portfolio, by category, at the dates indicated:

	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2017
(dollars in thousands)
Noninterest Bearing Transaction Deposits	$369,203	$342,292	$323,320	$315,036	$292,539
Interest Bearing Transaction Deposits	179,567	175,455	178,045	164,899	177,292
Savings and Money Market Deposits	402,639	416,140	381,942	339,541	369,942
Time Deposits	318,356	290,887	300,701	304,743	292,096
Brokered Deposits	291,169	254,314	230,683	228,817	207,481
Total Deposits	$1,560,934	$1,479,088	$1,414,691	$1,353,036	$1,339,350

Total shareholders’ equity at December 31, 2018 was $221.0 million, an increase of $10.1 million, or 4.8%, over total shareholders’ equity of $210.9 million at September 30, 2018, and an increase of $83.8 million, or 61.1%, over total shareholders’ equity of $137.2 million at December 31, 2017. The increase in total shareholders’ equity for the three months ended December 31, 2018 compared to September 30, 2018, was primarily due to net income retained. The increase in total shareholders’ equity for the year ended December 31, 2018 compared to December 31, 2017, was primarily due to capital raised in the Company’s initial public offering.

Tangible book value per share, a non-GAAP financial measure, increased 33.7%, from $5.40 as of December 31, 2017 to $7.22 as of December 31, 2018.

Asset Quality

Asset quality metrics for the Company remained strong at December 31, 2018. Annualized net charge-offs (recoveries) as a percent of average loans for the fourth quarter of 2018 were (0.07)%, compared to 0.00% for the third quarter of 2018, and (0.03)% for the fourth quarter of 2017. At December 31, 2018, the Company’s nonperforming assets, which include nonaccrual loans and other real estate owned, were $581,000, or 0.03% of total assets, as compared to $718,000, or 0.04% of total assets at September 30, 2018, and $1.7 million, or 0.11% of total assets at December 31, 2017.

About the Company

Bridgewater Bancshares, Inc. is a financial holding company headquartered in Bloomington, Minnesota. The Company has two wholly owned subsidiaries, Bridgewater Bank, a Minnesota-chartered commercial bank founded in November 2005, and Bridgewater Risk Management, Inc., a captive insurance company founded in December 2016. Bridgewater Bank has two wholly owned subsidiaries, Bridgewater Investment Management, Inc. and BWB Holdings, LLC. Bridgewater Bank currently operates through 7 branches in Bloomington, Greenwood, Minneapolis (2), St. Louis Park, Orono, and St. Paul, all located within the Minneapolis-St. Paul-Bloomington metropolitan statistical area.

Investor Relations Contact:

Jerry Baack

Chief Executive Officer

investorrelations@bwbmn.com

952-893-6866

Use of Non-GAAP financial measures

In addition to the results presented in accordance with U.S. Generally Accepted Accounting Principles (GAAP), the Company routinely supplements its evaluation with an analysis of certain non-GAAP financial measures. The Company believes these non-GAAP financial measures, in addition to the related GAAP measures, provide meaningful information to investors to help them understand the Company’s operating performance and trends, and to facilitate comparisons with the performance of peers. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Reconciliations of non-GAAP disclosures used in this earnings release to the comparable GAAP measures are provided in the accompanying tables.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995.  Forward-looking statements include, without limitation, statements concerning plans, estimates, calculations, forecasts and projections with respect to the anticipated future performance of the Company. These statements are often, but not always, identified by words such as “may”, “might”, “should”, “could”, “predict”, “potential”, “believe”, “expect”, “continue”, “will”, “anticipate”, “seek”, “estimate”, “intend”, “plan”, “projection”, “would”, “annualized”, “target” and “outlook”, or the negative version of those words or other comparable words of a future or forward-looking nature.  Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions.  Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control.  Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: loan concentrations in our portfolio; the overall health of the local and national real estate market; our ability to successfully manage credit risk; business and economic conditions generally and in the financial services industry, nationally and within our market area; our ability to maintain an adequate level of allowance for loan losses; our high concentration of large loans to certain borrowers; our ability to successfully manage liquidity risk; our dependence on non-core funding sources and our cost of funds; our ability to raise additional capital to implement our business plan; our ability to implement our growth strategy and manage costs effectively; the composition of our senior leadership team and our ability to attract and retain key personnel; the occurrence of fraudulent activity, breaches or failures of our information security controls or cybersecurity-related incidents; interruptions involving our information technology and telecommunications systems or third-party servicers; competition in the financial services industry; the effectiveness of our risk management framework; the commencement and outcome of litigation and other legal proceedings and regulatory actions against us; the impact of recent and future legislative and regulatory changes; interest rate risk; fluctuations in the values of the securities held in our securities portfolio; the imposition of tariffs or other governmental policies impacting the value of products produced by our commercial borrowers; and any other risks described in the “Risk Factors” sections of other reports filed by the Company with the Securities and Exchange Commission.  Any forward-looking statement made by us in this press release is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Bridgewater Bancshares, Inc. and Subsidiaries
Consolidated Balance Sheets

(dollars in thousands, except share data)

	December 31,	December 31,
	2018	2017

ASSETS
Cash and Cash Equivalents	$28,444	$23,725
Bank-owned Certificates of Deposits	3,305	3,072
Securities Available for Sale, at Fair Value	253,378	229,491
Loans, Net of Allowance for Loan Losses of $20,031 at December 31, 2018 and $16,502 at December 31, 2017	1,640,385	1,326,507
Federal Home Loan Bank (FHLB) Stock, at Cost	7,614	5,147
Premises and Equipment, Net	13,074	10,115
Foreclosed Assets	—	581
Accrued Interest	6,589	5,342
Goodwill	2,626	2,626
Other Intangible Assets, Net	1,052	1,243
Other Assets	17,274	8,763
Total Assets	$1,973,741	$1,616,612

LIABILITIES AND EQUITY
LIABILITIES
Deposits:
Noninterest Bearing	$369,203	$292,539
Interest Bearing	1,191,731	1,046,811
Total Deposits	1,560,934	1,339,350
Federal Funds Purchased	18,000	23,000
Notes Payable	15,000	17,000
FHLB Advances	124,000	68,000
Subordinated Debentures, Net of Issuance Costs	24,630	24,527
Accrued Interest Payable	1,806	1,408
Other Liabilities	8,373	6,165
Total Liabilities	1,752,743	1,479,450

SHAREHOLDERS' EQUITY
Preferred Stock- $0.01 par value
Authorized 10,000,000; None Issued and Outstanding at December 31, 2018 and December 31, 2017	—	—
Common Stock- $0.01 par value
Common Stock - Authorized 75,000,000; Issued and Outstanding 30,097,274 at December 31, 2018 and 20,834,001 at December 31, 2017	301	208
Non-voting Common Stock- Authorized 10,000,000; Issued and Outstanding -0- at December 31, 2018 and 3,845,860 at December 31, 2017	—	38
Additional Paid-In Capital	126,031	66,324
Retained Earnings	96,234	69,508
Accumulated Other Comprehensive Income (Loss)	(1,568)	1,084
Total Shareholders' Equity	220,998	137,162
Total Liabilities and Equity	$1,973,741	$1,616,612

Bridgewater Bancshares, Inc. and Subsidiaries
Consolidated Statements of Income

(dollars in thousands, except per share data)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2018	2017	2018	2017
INTEREST INCOME
Loans, Including Fees	$21,978	$16,964	$78,033	$60,024
Investment Securities	1,864	1,537	6,694	5,981
Other	146	75	499	341
Total Interest Income	23,988	18,576	85,226	66,346

INTEREST EXPENSE
Deposits	5,119	2,822	15,972	9,719
Notes Payable	152	159	594	656
FHLB Advances	559	295	1,718	880
Subordinated Debentures	401	401	1,568	749
Federal Funds Purchased	315	50	636	169
Total Interest Expense	6,546	3,727	20,488	12,173

NET INTEREST INCOME	17,442	14,849	64,738	54,173
Provision for Loan Losses	800	1,200	3,575	4,175

NET INTEREST INCOME AFTER
PROVISION FOR LOAN LOSSES	16,642	13,649	61,163	49,998

NONINTEREST INCOME
Customer Service Fees	206	177	745	660
Net Gain (Loss) on Sales of Available for Sale Securities	(17)	(199)	(125)	(250)
Net Gain (Loss) on Sales of Foreclosed Assets	—	4	(225)	356
Other Income	668	601	2,148	1,770
Total Noninterest Income	857	583	2,543	2,536

NONINTEREST EXPENSE
Salaries and Employee Benefits	5,086	4,106	18,620	14,051
Occupancy and Equipment	584	563	2,351	2,192
Other Expense	5,370	4,193	10,591	9,253
Total Noninterest Expense	11,040	8,862	31,562	25,496

INCOME BEFORE INCOME TAXES	6,459	5,370	32,144	27,038
Provision (Benefit) for Income Taxes	(1,302)	2,036	5,224	10,149
NET INCOME	$7,761	$3,334	$26,920	$16,889

EARNINGS PER SHARE
Basic	$0.26	$0.14	$0.93	$0.69
Diluted	0.25	0.13	0.91	0.68
Dividends Paid Per Share	—	—	—	—

Bridgewater Bancshares, Inc. and Subsidiaries
Summary Quarterly Consolidated Financial Data

(dollars in thousands)

	As of and for the Three Months Ended
	December 31,	September 30,	December 31,
	2018	2018	2017
Selected Asset Quality Data
Loans 30-89 Days Past Due	$311	$12	$664
Loans 30-89 Days Past Due to Total Loans	0.02%	0.00%	0.05%
Nonperforming Loans	$581	$718	$1,139
Nonperforming Loans to Total Loans	0.03%	0.04%	0.08%
Foreclosed Assets	$—	$—	$581
Nonaccrual Loans to Total Loans	0.03%	0.04%	0.08%
Nonaccrual Loans and Loans Past Due 90 Days and Still Accruing to Total Loans	0.03	0.04	0.08
Nonperforming Assets (1)	$581	$718	$1,720
Nonperforming Assets to Total Assets (1)	0.03%	0.04%	0.11%
Allowance for Loan Losses to Total Loans	1.20	1.18	1.22
Allowance for Loans Losses to Nonperforming Loans	3,447.68	2,639.14	1,448.81
Net Loan Charge-Offs (Recoveries) (Annualized) to Average Loans	(0.07)	0.00	(0.03)

(1)	Nonperforming assets are defined as nonaccrual loans plus loans 90 days past due plus foreclosed assets.

Non-GAAP Financial Measures

	As of and for the Three Months Ended		As of and for the Year Ended
	December 31,	December 31,	December 31,	December 31,
	2018	2017	2018	2017
(dollars in thousands)
Efficiency Ratio
Noninterest Expense	$11,040	$8,862	$31,562	$25,496
Less: Amortization of Intangible Assets	(48)	(48)	(191)	(191)
Adjusted Noninterest Expense	$10,992	$8,814	$31,371	$25,305
Net Interest Income	17,442	14,849	64,738	54,173
Noninterest Income	857	583	2,543	2,536
Less: (Gain) Loss on Sales of Securities	17	199	125	250
Adjusted Operating Revenue	$18,316	$15,631	$67,406	$56,959
Efficiency Ratio	60.0%	56.4%	46.5%	44.4%

Adjusted Efficiency Ratio
Noninterest Expense	$11,040	$8,862	$31,562	$25,496
Less: Amortization of Tax Credit Investments	(3,278)	(1,916)	(3,293)	(1,916)
Less: Amortization of Intangible Assets	(48)	(48)	(191)	(191)
Adjusted Noninterest Expense	$7,714	$6,898	$28,078	$23,389
Net Interest Income	17,442	14,849	64,738	54,173
Noninterest Income	857	583	2,543	2,536
Less: (Gain) Loss on Sales of Securities	17	199	125	250
Adjusted Operating Revenue	$18,316	$15,631	$67,406	$56,959
Adjusted Efficiency Ratio	42.1%	44.1%	41.7%	41.1%

	As of and for the Three Months Ended		As of and for the Year Ended
	December 31,	December 31,	December 31,	December 31,
	2018	2017	2018	2017
(dollars in thousands, except share data)
Tangible Common Equity and Tangible Common Equity/Tangible Assets
Common Equity	$220,998	$137,162
Less: Intangible Assets	(3,678)	(3,869)
Tangible Common Equity	217,320	133,293
Total Assets	1,973,741	1,616,612
Less: Intangible Assets	(3,678)	(3,869)
Tangible Assets	$1,970,063	$1,612,743
Tangible Common Equity/Tangible Assets	11.03%	8.26%

Tangible Book Value Per Share
Book Value Per Common Share	$7.34	$5.56
Less: Effects of Intangible Assets	(0.12)	(0.16)
Tangible Book Value Per Common Share	$7.22	$5.40

Average Tangible Common Equity
Average Common Equity	$215,254	$135,875	$194,083	$128,123
Less: Effects of Average Intangible Assets	(3,701)	(3,885)	(3,772)	(3,956)
Average Tangible Common Equity	$211,553	$131,990	$190,311	$124,167